EXHIBIT 10.13 (16)
                                 ADDENDUM NO. 2

                                       TO

                   AGGREGATE LOSS RATIO REINSURANCE AGREEMENT

                                     BETWEEN

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA
                     (HEREINAFTER CALLED THE "RETROCEDENT")

                                       AND

                        GRANITE REINSURANCE COMPANY, LTD.
                   (HEREINAFTER CALLED THE "RETROCESSIONAIRE")



It is understood and agreed that Addendum Number 3 to the Underlying Agreements, copies attached hereto, are accepted as part of the Underlying Agreements.

It is understood and agreed that effective January 1st, 2002 the following articles are amended to read as follows:


ARTICLE  IV                    COVERAGE

The Retrocessionaire shall be liable separately for each Reinsurance Agreement, for losses incurred (including all Loss Adjustment Expenses) in excess of a loss ratio of: (1) 79% for business effective prior to 2002, however excluding business in-force on December 31st, 2001; or (2) 78.675% for business effective in 2002. All terms and conditions of the Underlying Agreements, copies attached hereto, shall apply.


ARTICLE  VI                    PREMIUMS

For  business  effective  as  described  in  ARTICLE  IV  (1):

The Retrocedent shall pay an initial deposit premium of $10,000 within 15 days of receipt of the first cash premium payment received on any of the Underlying Agreements. The final premium shall be 12.5% of the premium cash payments received. The difference between that premium and the deposit premium shall be paid to the Retrocessionaire. In addition the Retrocedent shall pay 100% of the payment received upon the finalization of the liabilities in accordance with the Underlying Agreements. The aformentioned payments shall be made within 30 days of the finalization of all liabilities on the Underlying Agreements. However, no payment shall be made after the deposit premium unless all conditions of this agreement have been complied with.

For  business  effective  as  described  in  ARTICLE  IV  (2):

The Retrocedent shall pay an initial deposit premium of $10,000 within 30 days of receipt of the first cash premium payment received on any of the Underlying Agreements. The final premium shall be .375% of the premiums reported on the account statement(s) of the Underlying Agreement. Upon the finalization of all liabilities on the Underlying Agreement the Retrocedent shall pay the Retrocessionaire the difference between the final premium and the deposit premium, as well as, 100% of the Profit Account Balance. However, no payment shall be made unless all conditions of this agreement have been complied with.


ARTICLE  VII                    DEFINITIONS

Loss Ratio shall mean losses paid and outstanding, including IBNR and allocated loss adjustment expenses, divided by earned premium calculated separately;

(1) For business effective as described in ARTICLE IV (1), the combined sum of Superior Insurance Company from January 1st, 2001 to the date of calculation and Pafco General Insurance Company from January 1st, 2000 to the date of calculation.

(2) For business as described in ARTICLE IV (2), from January 1st, 2002 to the date of calculation.

Profit  Account  Balance,  shall  mean  for  business  effective as described in
ARTICLE  IV  (2):

     Cash payments received by the Retrocedent on the Underlying Agreements, minus
3.375% of the total premiums reported on the Underlying Agreements, minus Cash payments made on the Underlying Agreements.


ARTICLE  VIII               REPORTS  AND  ACCOUNTING

The Retrocedent shall forward to the Retrocessionaire a copy of all reports received in accordance with the Underlying Agreements within 30 days of their receipt. In the event the paid loss (including all loss adjustment expenses) are in excess of (1) 79% on business as described in ARTICLE IV (1), or (2) 78.625% on business as described in ARTICLE IV (2), of the earned premium on any individual agreement, the Retrocessionaire shall pay such excess within 30 days of receipt of the accounts statement, however, not in excess of the limit of liability. Any amounts otherwise due shall be reduced by the amount of Investment Allowance in the Underlying Agreement that would have been due but was not paid.

 IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be executed by their Authorized representatives.

In:________________________________this_________day of______________________2002


               NATIONAL  UNION  FIRE  INSURANCE  COMPANY  OF
                              PITTSBURGH,  PA

By:_______________________________

Title:______________________________


And in_____________________________this_________day of _____________________2002

               GRANITE  REINSURANCE  COMPANY,  LTD.


By:_______________________________

Title:______________________________